UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

(RULE 14a-101)

SCHEDULE 14A INFORMATION

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THIS FILING INCLUDES THE TRANSCRIPT OF AN INTERVIEW OF GLEN TULLMAN, THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF ALLSCRIPTS HEALTHCARE SOLUTIONS INC. (“ALLSCRIPTS”) THAT AIRED ON “MAD MONEY” ON CNBC ON AUGUST 25, 2008. ALLSCRIPTS INTENDS TO PROVIDE ITS EMPLOYEES WITH A LINK TO THE INTERVIEW OR THE TRANSCRIPT THEREOF.

Jim Cramer: We recommended a stock called Allscripts July first. It then rallied twenty seven percent, so we said take you’re money off the table. Why did we like Allscripts? Because Allscripts is the kind of play that actually cuts the cost of healthcare, something that we know that Senator Barack Obama is for. Hard to believe that Senator John McCain is against it, frankly. And the Medicare bill had certain incentives for e-prescribing systems. The best e-prescribing system in the world is from Allscripts, which is why we want to bring on Allscripts Healthcare Solutions Chairman and CEO Glen Tullman. Mr. Tullman, welcome to Mad Money.

Glen Tullman: Well thanks very much, and thank you for the endorsement

Cramer: Well if the government, I think, endorses the idea of good, clean prescriptions. Can you give us a little view on where you think ultimately Medicare shakes out for you, and keep in mind I know you did an acquisition so try to let us figure out, if we own this stock through September, what it means for us.

Tullman: Okay, well first of all let me talk about this landmark legislation because what really happened is for the first time in history the government is actually going to pay physicians to use our software to electronically prescribe. That’s never happened before and this could be as much as $3,000 per physician in terms of using our software. In addition, in the next few years they will begin to penalize physicians if they don’t e-prescribe. So you can’t ask for a better endorsement than the government actually pushing your product.

Cramer: Can you give us an update on the Allscripts-Misys transaction? It’s supposed to close in late September. It looks like there’s a special cash dividend coming.

Tullman: Well there is. But first let me give you an update. The SEC cleared the proxy and the proxy has been mailed, and we’re very hopeful to close, we have a shareholder’s meeting scheduled. And there will be a special cash dividend paid, roughly around five dollars, for all the shareholders of record. So we’re excited about that. But we’re more excited about what this merger offers. Because it’s going to give us a footprint of one out of every three physicians in the United States, and that’s a great base to work from.

Cramer: You were currently around twenty-five percent, so you pick up some nice market share, right?

Tullman: We do, we pick up substantial market share, and not only in the high end, which is where Allscripts has been so successful, but also in the less than ten space, which is where roughly fifty percent of all the physicians in the United States reside.

Cramer: Mr. Tullman, one of the things I know that I’m going to get questions on, and I know you want to talk about the big picture, which is absolutely right, but when you pay a special dividend like that, people are going to say the stock went down a lot that day. Can you just, for the benefit of our viewers who are in the stock, the little mechanics that occur when you do that?

Tullman: Well, I think the mechanics are pretty simple, and that is that you’re paying a special cash dividend to Allscripts shareholders, and at that point in some cases you see a downdraft, which takes account of the investors who are currently holding the stock just for the dividend. We see that frankly as a buying opportunity if you believe in the long-term premise. And the long-term premise of Allscripts has always been using technology to improve the quality and reduce the cost of health care. And we think you don’t have to be a brain surgeon, even though we have a lot of them as clients, to actually understand that value proposition — using technology to improve a business process.

Cramer: Mr. Tullman this has been yours all the way, right? You’ve been here for over 11 years to push this concept, right?

Tullman: 11 years and it’s great to see it happening the way it’s happening today.

Cramer: Well thank you for persevering for all the people I know who bought the stock. I wanted to take the trade but I think there’s a big investment going on here, too. Thank you Glen Tullman, Allscripts’ Chairman and CEO.

Tullman: Thank you.

Cramer: Well guys, this is a good story. Yeah, you know, the market’s so bad that I felt take some off the table. But you know he’s right and if the stock gets dinged after the dividend, we’re going to come right back and re-recommended the story. Please you come right back after the break.

********

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving a subsidiary of Allscripts and Misys Healthcare Systems, LLC (“MHS”), a wholly owned subsidiary of Misys plc (“Misys”). In connection with this proposed transaction, Allscripts has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement. On August 22, 2008, Allscripts mailed the definitive proxy statement and proxy card to its stockholders of record as of August 15, 2008. BEFORE MAKING ANY DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors and security holders can obtain copies of Allscripts’ materials (and all other offer documents filed with the SEC) when available, at no charge on the SEC’s website: www.sec.gov. Copies can also be obtained at no charge by directing a request for such materials to Allscripts at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654, Attention: Lee Shapiro, Secretary. Investors and security holders may also read and copy any reports, statements and other information filed by Allscripts with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. Allscripts’ directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the stockholders of Allscripts in favor of the proposed transaction. Information about Allscripts, its directors and its executive officers, and their ownership of Allscripts’ securities, is set forth in its definitive proxy statement for the 2008 Annual Meeting of Stockholders, which was filed with the SEC on August 21, 2008.

Forward-looking Statements

This communication contains forward-looking statements. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Forward-looking statements may be identified by words such as “believes”, “expects”, “anticipates”, “estimates”, “projects”, “intends”, “should”, “seeks”, “future”, continue”, or the negative of such terms, or other comparable terminology. Such statements include, but are not limited to, statements about the expected benefits of the transaction involving Allscripts, MHS and Misys, including potential synergies and cost savings, future financial and operating results, and the combined company’s plans and objectives. In addition, statements made in this communication about anticipated financial results, future operational improvements and results or regulatory approvals are also forward-looking statements. Such forward-looking statements are subject to numerous risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, development, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against Allscripts, Misys or MHS and others following announcement of entering into the merger agreement; (3) the inability to complete the proposed transaction due to the failure to obtain stockholder or shareholder approval or the failure of any party to satisfy other conditions to completion of the proposed transaction, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of other required regulatory approvals; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the merger; (5) the ability to recognize the benefits of the merger; (6) legislative, regulatory and economic developments; and (7) other factors described in filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond Allscripts’, Misys’ and MHS’ ability to control or predict. Allscripts can give no assurance that any of the transactions related to the merger will be completed or that the conditions to the merger will be satisfied. Allscripts undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Allscripts is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services or Internet service providers.